ASSIGNMENT

THIS ASSIGNMENT (this “Assignment”), dated as of April 20, 2015 (the “Effective Date”), is made by and between Metro Media Group, LLC, a New Jersey limited liability company (“MMG-NJ”), and Metro Media Holding Corporation, a Nevada corporation (“MMG-NV”).

RECITALS

WHEREAS, MMG-NJ is desirous of assigning to MMG-NV, and MMG-NV is desirous of assuming from MMG-NJ, all of the assets of MMG-NJ free and clear of any liens or encumbrances;

WHEREAS, in addition, MMG-NJ desires to assign to MMG-NV, and MMG-NV desires to assume from MMG-NJ, all of MMG-NJ’s rights and obligations under that International Affiliation Agreement by and between MMG-NJ and Dish Network, LLC dated April 12, 2012

ASSIGNMENT AND ASSUMPTION

NOW, THEREFORE, for valuable consideration, the parties hereto intending to be legally bound hereby agree as follows:

1. Asset Assignment. MMG-NJ hereby assigns and transfers to MMG-NV all of its assets free and clear of al liens and encumbrances, in each case effective as of the Effective Date. MMG-NV hereby accepts such assignment.

2. Affiliate Agreement Assignment. MMG-NJ hereby assigns and transfers to MMG-NV all of its right title and interest in and to the Affiliation Agreement, in each case effective as of the Effective Date. MMG-NV hereby accepts the assignment of the Affiliation Agreement and further agrees to fully perform, comply with, and assume all of MMG-NJ’s obligations thereunder, which shall remain solely the obligation of MMG-NV hereinafter.

3. Guaranty of Performance. The assignment to, and assumption by, MMG-NJ of the Affiliation Agreement as provided above shall not release MMG-NJ from any of its obligations under such instruments arising either before or after the Effective Date.

4. Governing Law. This Assignment shall be construed and interpreted and the rights of the parties determined in accordance with the laws of the State of Nevada (without regard to the conflicts of law principles thereof or any other jurisdiction).

5. Counterparts and Effectiveness. This Assignment may be executed in multiple counterparts, each of which shall be deemed to be an original but both of which shall constitute the same instrument. This Assignment shall become effective when each party hereto shall have received counterparts thereof signed and delivered (by telecopy or other electronic means) by the other parties hereto.

IN WITNESS WHEREOF, the parties have caused this Assignment to be duly executed as of the date first written above.

METRO MEDIA GROUP, LLC

/s/Andy Altahawi

By: A. Altahawi

Its: Managing Member

METRO MEDIA HOLDING CORPORATION

/s/Andy Altahawi

By: A. Altahawi

Its: President